
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Wisconsin Bell, Inc.'s June 30, 1995 financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                               0
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                  235,600
<ALLOWANCES>                                    15,400
<INVENTORY>                                      3,700
<CURRENT-ASSETS>                               241,800
<PP&E>                                       2,779,000
<DEPRECIATION>                               1,611,500
<TOTAL-ASSETS>                               1,523,900
<CURRENT-LIABILITIES>                          366,900
<BONDS>                                        305,800
<COMMON>                                       639,200
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   (165,200)
<TOTAL-LIABILITY-AND-EQUITY>                 1,523,900
<SALES>                                              0<F2>
<TOTAL-REVENUES>                               551,400
<CGS>                                                0<F3>
<TOTAL-COSTS>                                  374,500
<OTHER-EXPENSES>                                 (200)
<LOSS-PROVISION>                                 5,600
<INTEREST-EXPENSE>                              15,200
<INCOME-PRETAX>                                161,900
<INCOME-TAX>                                    63,700
<INCOME-CONTINUING>                             98,200
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    98,200
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Securities are not material and therefore have not been stated separately in the financial statements. This amount is included in the Cash tag.
<F2>Net sales of tangible products is not more than 10% of total operating revenues and therefore has not been stated separately in the financial statements pursuant to Regulation S-X, Rule 5-03(B). This amount is included in the "Total Revenues" tag.
<F3>Cost of tangible goods sold is included in cost of service and products in the financial statements and the "Total Cost" tag, pursuant to Regulation S-X, Rule 5-03(B).

